                                                                     Exhibit 3.2

                             IDAHO POWER HOLDING COMPANY

                                ARTICLES OF AMENDMENT


1. IDAHO POWER HOLDING COMPANY (Corporation) is hereby amending Article I of its Articles of Incorporation to read as follows:

                                      Article I

                                         NAME

          The name of the Corporation is IDACORP, Inc.

2. This amendment was adopted in accordance with Section 30-1-704 of the Idaho Business Corporation Act, as amended, pursuant to which an officer of Idaho Power Company, the sole shareholder of Idaho Power Holding Company, adopted a resolution changing the name of Idaho Power Holding Company to IDACORP, Inc., by written consent in lieu of a meeting of shareholders effective March 9, 1998.

          IN WITNESS WHEREOF, the undersigned has signed this Article of Amendment this 9th day of March, 1998.



                                   IDAHO POWER HOLDING COMPANY



                                   By:  /s/ Robert W. Stahman
                                      --------------------------
                                        Robert W. Stahman
                                        Secretary